    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998
                                               REGISTRATION NO. 333-___________
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                _____________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                            BIOMAGNETIC TECHNOLOGIES, INC.
                  (Exact name of issuer as specified in its charter)

             CALIFORNIA                                 95-2647755
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                            9727 PACIFIC HEIGHTS BOULEVARD
                             SAN DIEGO, CALIFORNIA 92121
                  (Address of Principal Executive Office) (Zip Code)
                                ______________________

                              1997 STOCK INCENTIVE PLAN
                          1992 EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the plan)
                                ______________________

                                  D. SCOTT BUCHANAN
                        President and Chief Executive Officer
                            BIOMAGNETIC TECHNOLOGIES, INC.
                            9727 PACIFIC HEIGHTS BOULEVARD
                     SAN DIEGO, CALIFORNIA 92121  (619) 453-6300
(Name, address and telephone number, including area code, of agent for service)
                                ______________________

                                      Copies to:
                                Faye H. Russell, Esq.
                           BROBECK, PHLEGER & HARRISON LLP
                            550 West C Street, Suite 1300
                             San Diego, California  92101
                                    (619) 234-1966
                                ______________________

            This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission
              and sales of the registered securities will begin as soon
                 as reasonably practicable after such effective date.
                                ______________________

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
      Title of                                         Proposed maximum     Proposed maximum
    securities to                    Amount to be       offering price         aggregate           Amount of
    be registered                     registered           per share         offering price     registration fee
----------------------------------------------------------------------------------------------------------------
1997 Stock Incentive Plan
 Common Stock, no par value           3,000,000(1)          $.54(2)           $1,620,000(2)           $478.00

1992 Employee Stock Purchase Plan
 Common Stock, no par value             450,000(1)          $.54(2)           $  243,000(2)           $295.00

                                                                                TOTAL:                $773.00

---------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under (a) the 1997 Stock Incentive
     Plan or (b) the 1992 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purposes of computing the amount of registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 31, 1998, as reported on the Nasdaq National Market.

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

                                       PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Biomagnetic Technologies, Inc. (the "Registrant" or "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

     (b) the Registrant's Annual Report on Form 11-K for the fiscal year ended September 30, 1997;

     (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

     (d) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (e) the Registrant's Current Report on Form 8-K dated September 26, 1997, filed with the Commission on October 2, 1997;

     (f) the Registrant's Current Report on Form 8-K dated December 16, 1997, filed with the Commission on December 24, 1997;

     (g) the Registrant's Proxy Statement dated February 17, 1998 in connection with the Annual Meeting of Shareholders held on March 25, 1998; and

     (h) the section entitled "Description of Capital Stock" contained in the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1, filed with the Commission May 8, 1992, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Section 317 of the California General Corporation Law provides for the indemnification to officers and directors of the Registrant and its subsidiaries against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

     (b) Article IV, Section 10 of the Restated Bylaws (the "Bylaws") of the Registrant provides that the Registrant shall have power to indemnify any person who is or was an agent of the Registrant as provided in Section 317 of the California General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the California General Corporation Law.

     (c) Article V of the Registrant's Fourth Restated Articles of Incorporation, as amended, (the "Articles of Incorporation") provides that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to the Registrant or its shareholders in any action brought by or in the right of the Registrant. However, a director remains liable to the extent required by law (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) for any act or omission occurring prior to the date when the exculpation provision became effective and (vii) for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Articles of Incorporation is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of the Registrant or otherwise, except in the situations described in clauses (i) through (vii) above. These provisions will not alter the liability of directors under federal securities laws.

     (d) Pursuant to authorization provided under the Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its present and certain of its former directors. The Registrant has also entered into similar agreements with certain of the Registrant's executive officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Registrant's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

     (e) There is directors' and officers' liability insurance now in effect which insures directors and officers of the Registrant.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.   EXHIBITS

EXHIBIT NUMBER        EXHIBIT
--------------        -------
4.1           Instruments Defining Rights of Shareholders.  Reference is made to
              Registrant's Registration Statement No. 33-81294 on Form S-1,
              which is incorporated herein by reference pursuant to Item 3(g) of this Registration Statement.
5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1          Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit
              5.1).
23.2          Consent of Independent Accountants, Arthur Andersen LLP.
23.3          Consent of Independent Accountants, PricewaterhouseCoopers LLP
24.1          Power of Attorney.  Reference is made to page II-5 of this
              Registration Statement.
99.1          1997 Stock Incentive Plan.
99.2          1997 Stock Incentive Plan Form of Stock Option Agreement and
              Notice of Grant.
99.3          1992 Employee Stock Purchase Plan, as amended.

Item 9.   UNDERTAKINGS

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 5th day of August, 1998.

                                          BIOMAGNETIC TECHNOLOGIES, INC.

                                          By      /s/ D. Scott Buchanan
                                          -------------------------------------
                                                     D. SCOTT BUCHANAN
                                          President and Chief Executive Officer


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Biomagnetic Technologies, Inc. a California corporation, do hereby constitute and appoint
D. Scott Buchanan and Eugene Hirschkoff, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                            DATE
-----------------------              ----------------------------------          ---------------
/s/ D. Scott Buchanan                Director, President, and Chief
---------------------------          Executive Officer                           August 5, 1998
D. Scott Buchanan                    (Principal Executive and Operating
                                     Officer)

/s/ Herman Bergman                   Director, Vice President, Finance           August 5, 1998
---------------------------          Chief Financial Officer and Secretary
Herman Bergman                       (Principal Financial Officer)

/s/ Martin P. Egli                   Director                                    August 5, 1998
---------------------------
Martin P. Egli

/s/ Enrique Maso                     Director                                    August 5, 1998
---------------------------
Enrique Maso

/s/ Rodolfo Llinas                   Director                                    August 5, 1998
---------------------------
Rodolfo Llinas

                                       II-5

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                            BIOMAGNETIC TECHNOLOGIES, INC.

                                    EXHIBIT INDEX

Exhibit
Number                                  Exhibit
--------                             --------------
4.1       Instruments Defining Rights of Shareholders.  Reference is made to
          Registrant's Registration Statement No. 33-81294 on Form S-1, which is incorporated herein by reference pursuant to Item 3(g) of this
          Registration Statement.
5.1       Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1      Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1).
23.2      Consent of Independent Accountants, Arthur Andersen LLP.
23.3      Consent of Independent Accountants, PricewaterhouseCoopers LLP.
24.1      Power of Attorney.  Reference is made to page II-5 of this
          Registration Statement.
99.1      1997 Stock Incentive Plan.
99.2      1997 Stock Incentive Plan Form of Stock Option Agreement and
          Notice of Grant.
99.3      1992 Employee Stock Purchase Plan, as amended.